UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 2
FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 26, 2006

Sand Hill IT Security Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 Sand Hill Road, Building 1, Suite 240, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(650) 926-7022

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAND HILL IT SECURITY ACQUISITION CORP. (‘‘SAND HILL’’) IS HOLDING PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING SAND HILL’S SECURITIES, REGARDING THE PROPOSED MERGER OF ITS WHOLLY-OWNED SUBSIDIARY, SAND HILL MERGER CORP. WITH ST. BERNARD SOFTWARE, INC., AS DESCRIBED IN SAND HILL’S CURRENT REPORT ON FORM 8-K, WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 2005 (‘‘OCTOBER 8-K’’), FORM 8-K/A, WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 2006 AND FORM 8-K WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2006. IT IS ANTICIPATED THAT THIS SECOND AMENDMENT TO FORM 8-K AND THE SLIDE SHOW INCLUDED AS EXHIBIT 99.2 HERETO WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS COMMENCING JUNE 27, 2006.

I-BANKERS SECURITIES INCORPORATED (‘‘I-BANKERS’’), THE MANAGING UNDERWRITER OF SAND HILL’S INITIAL PUBLIC OFFERING (‘‘IPO’’) CONSUMMATED IN JULY 2004, IS ASSISTING SAND HILL IN THESE EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. SAND HILL AND ITS DIRECTORS AND EXECUTIVE OFFICERS, AND I-BANKERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF SAND HILL STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF SAND HILL AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, SAND HILL’S REGISTRATION STATEMENT ON FORM S-4 (‘‘FORM S-4’’), INCLUDING PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS, AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH SAND HILL’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. SAND HILL’S FORM S-4 (INCLUDING PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS) WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 2005 AND WAS AMENDED BY FILINGS MADE ON MARCH 17, 2006, APRIL 26, 2006, JUNE 2, 2006, JUNE 21, 2006 AND JUNE 23, 2006. SUCH PERSONS MAY READ SAND HILL’S FORM S-4 AND SAND HILL’S FINAL PROSPECTUS, DATED JUNE 23, 2006, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE SAND HILL OFFICERS AND DIRECTORS AND OF I-BANKERS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO STOCKHOLDERS AS OF JUNE 29, 2006. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: SAND HILL IT SECURITY ACQUISITION CORP., 3000 SAND HILL ROAD, BUILDING 1, SUITE 240, MENLO PARK, CALIFORNIA 94025. THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THE FINAL PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 26, 2005, Sand Hill IT Security Acquisition Corp., a Delaware corporation (“Sand Hill”) and its wholly-owned subsidiary Sand Hill Merger Corp., a Delaware corporation (“Merger Sub”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), pursuant to which Merger Sub will merge with and into St. Bernard in an all-stock transaction (the “Merger”). At the effective time of the Merger, St. Bernard will be the surviving corporation and become a wholly-owned subsidiary of Sand Hill. The Merger Agreement was amended on December 15, 2005 to correct certain immaterial technical matters related to the Merger Agreement. The Merger Agreement was also amended on May 31, 2006 to provide that 1,700,000 of the shares of Company common stock to be initially issued in connection with the merger will be issued to a stockholders’ representative that will hold these shares on behalf of the persons who held shares of St. Bernard common stock as of the closing of the merger. These shares will be released, pro rata, to the persons who held shares of St. Bernard common stock as of the closing of the merger, if, after the merger, the price of the combined company’s common stock closes at $8.50 or more per share for 20 trading days during any 30-day trading period prior to July 25, 2009 or the consideration to be received by the combined company or its stockholders in a sale of the majority of the ownership or business of the combined company prior to July 25, 2009 equals or exceeds $8.50 per share, excluding the dilutive effects of the exercise of any of the warrants issued by the Company in its initial public offering. If, after the merger, neither of these thresholds are achieved prior to July 25, 2009, then the 1,700,000 shares will be returned to the combined company for no consideration and will be cancelled.

This Second Amendment to the October 8-K is being filed to provide information that is supplemental to that included in the October 8-K, consisting of a copy of the slide show that will be distributed to attendees at presentations regarding the proposed merger that Sand Hill intends to hold for certain of its stockholders and other persons who might be interested in purchasing Sand Hill's securities.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.2	Slide Show Presentation of Sand Hill IT Security Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAND HILL IT SECURITY ACQUISITION CORP.

Dated: June 26, 2006	By:	/s/ Humphrey P. Polanen
Humphrey P. Polanen
Chief Executive Officer